Exhibit 99.1

Cardlytics Announces Fourth Quarter and Full Year 2025 Financial Results
Atlanta, GA – March 4, 2026 – Cardlytics, Inc. (NASDAQ: CDLX) today announced financial results for the fourth quarter and full year ended December 31, 2025.
"In 2025, we took several steps to reset our business and improve our financial health,” said Amit Gupta, CEO of Cardlytics. "Going forward, we remain well positioned to execute our mandate and deliver for our partners and advertisers, even as we navigate a decrease in MQUs following the conclusion of our Bank of America campaigns in January. We are moving forward with sharper focus and discipline to control our own destiny by prioritizing our initiatives that build on our core fundamental strengths."
"It has been reinvigorating to rejoin the Cardlytics team,” said David Evans, CFO of Cardlytics. I continue to believe in the strength and uniqueness of our platform. Leading up to this quarter, the business made several necessary decisions to right size our balance sheet to position the business for self-sustainability going forward. As such, we're taking a very focused, disciplined approach to execution and cost management in 2026"
Fourth Quarter 2025 Financial Results
•Total Revenue was $56.1 million, a decrease of 24.2% compared to $74.0 million in the fourth quarter of 2024.
•Billings, a non-GAAP metric, was $94.1 million, a decrease of 19.0% compared to $116.3 million in the fourth quarter of 2024.
•Adjusted Contribution, a non-GAAP metric, was $31.7 million, a decrease of 22.1% compared to $40.7 million in the fourth quarter of 2024.
•Net Loss was $(8.3) million, or $(0.15) per share, based on 54.3 million weighted-average common shares outstanding, compared to a Net Loss of $(15.6) million, or $(0.31) per share, based on 51.0 million weighted-average common shares outstanding in the fourth quarter of 2024.
•Adjusted EBITDA, a non-GAAP metric, was $8.5 million, an increase of $2.1 million compared to $6.4 million in the fourth quarter of 2024.
•Adjusted Net Income, a non-GAAP metric, was $1.6 million, or $0.03 per diluted share, based on 54.3 million weighted-average common shares outstanding in the fourth quarter of 2025, compared to an Adjusted Net Income of $0.2 million, or $0.00 per diluted share, based on 51.0 million weighted-average common shares outstanding in the fourth quarter of 2024.
•Net cash provided by operating activities was $13.0 million, an increase of $10.0 million compared to net cash provided by operating activities of $3.0 million in the fourth quarter of 2024.
•Free Cash Flow, a non-GAAP metric, was $10.5 million, an increase of $11.9 million compared to $(1.5) million in the fourth quarter of 2024.
Fiscal Year 2025 Financial Results
•Total Revenue was $233.3 million, a decrease of 16.2% compared to $278.3 million in 2024.
•Billings, a non-GAAP metric, was $385.0 million, a decrease of 13.3% compared to $443.8 million in 2024.
•Adjusted Contribution, a non-GAAP metric, was $130.3 million, a decrease of 13.4% compared to $150.5 million in 2024.
•Net Loss was $(103.5) million, or $(1.95) per share, based on 53.1 million weighted-average common shares outstanding, compared to a Net Loss of $(189.3) million, or $(3.91) per share, based on 48.4 million weighted-average common shares outstanding in 2024.
•Adjusted EBITDA, a non-GAAP metric, was $10.1 million, an increase of $7.5 million compared to $2.5 million in 2024.

Exhibit 99.1
•Adjusted Net Loss, a non-GAAP metric, was $(17.3) million, or $(0.33) per diluted share, based on 53.1 million weighted-average common shares outstanding in 2025, compared to an Adjusted Net Loss of $(18.9) million, or $(0.39) per diluted share, based on 48.4 million weighted-average common shares outstanding in 2024.
•Net cash provided by/(used in) operating activities was $9.3 million, an increase of $18.1 million compared to $(8.8) million in 2024.
•Free Cash Flow, a non-GAAP metric, was $(6.5) million an increase of $21.6 million compared to $(28.1) million in 2024.
Key Metrics
•Cardlytics MQUs in the quarter were 227.0 million, an increase of 18.4% compared to 191.7 million in the fourth quarter of 2024. For full year 2025, Cardlytics MQUs were 224.2 million, an increase of 17.7% compared to 190.5 million in 2024.
•Cardlytics ACPU in the quarter was $0.12, a decrease of 35.0% compared to $0.18 in the fourth quarters for 2025 and 2024. For the full year 2025, Cardlytics ACPU was $0.50, a decrease of 25.4% compared to $0.67 in 2024.
Definitions of MQUs and ACPU are included below under the caption “Non-GAAP Measures and Other Performance Metrics.”
CARDLYTICS, INC.
SUMMARY OF GAAP AND NON-GAAP RESULTS (UNAUDITED)
(Dollars in thousands)

	Three Months Ended December 31,
	2025	2024	Change %
Billings(1)	$94,136	$116,279	(19.0)%
Consumer Incentives	38,041	42,283	(10.0)%
Revenue	56,095	73,996	(24.2)%
Partner Share and other third-party costs	24,395	33,285	(26.7)%
Adjusted Contribution(1)	31,700	40,711	(22.1)%
Delivery costs	5,810	7,979	(27.2)%
Gross Profit	$25,890	$32,732	(20.9)%
Net Loss	$(8,250)	$(15,590)	(47.1)%
Adjusted EBITDA(1)	$8,534	$6,398	33.4%

Adjusted Contribution
% of Billings	33.7%	35.0%
% of Revenue	56.5%	55.0%
Adjusted EBITDA
% of Billings	9.1%	5.5%
% of Revenue	15.2%	8.6%
(1)Billings, Adjusted Contribution and Adjusted EBITDA are non-GAAP measures. Reconciliations of these non-GAAP measures to the most comparable GAAP measures are presented below under the headings "Reconciliation of GAAP Revenue to Billings," "Reconciliation of GAAP Gross Profit to Adjusted Contribution" and "Reconciliation of GAAP Net Loss to Adjusted EBITDA."

Exhibit 99.1

	Year Ended December 31,
	2025	2024	Change %
Billings(1)	$384,958	$443,840	(13.3)%
Consumer Incentives	151,685	165,542	(8.4)%
Revenue	233,273	278,298	(16.2)%
Partner Share and other third-party costs	102,949	127,761	(19.4)%
Adjusted Contribution(1)	130,324	150,537	(13.4)%
Delivery costs	25,711	29,643	(13.3)%
Gross Profit	$104,613	$120,894	(13.5)%
Net Loss	$(103,488)	$(189,304)	(45.3)%
Adjusted EBITDA(1)	$10,057	$2,523	298.6%

Adjusted Contribution
% of Billings	33.9%	33.9%
% of Revenue	55.9%	54.1%
Adjusted EBITDA
% of Billings	2.6%	0.6%
% of Revenue	4.3%	0.9%
(1)Billings, Adjusted Contribution and Adjusted EBITDA are non-GAAP measures. Reconciliations of these non-GAAP measures to the most comparable GAAP measures are presented below under the headings "Reconciliation of GAAP Revenue to Billings," "Reconciliation of GAAP Gross Profit to Adjusted Contribution" and "Reconciliation of GAAP Net Loss to Adjusted EBITDA."
First Quarter 2026 Financial Expectations
Cardlytics anticipates Billings, Revenue, Adjusted Contribution and Adjusted EBITDA to be in the following ranges (in millions, except for percentage change rates):

	Q1 2026 Guidance	YoY Change
Billings(1)	$57.5 - $63.5	(41%) - (35%)
Revenue	$35.0 - $40.0	(43%) - (35%)
Adjusted Contribution(2)	$20.0 - $23.0	(38%) - (29%)
Adjusted EBITDA(2)	($7.5) - ($3.5)	($3.1) - $0.9
(1)A reconciliation of Billings to GAAP Revenue on a forward-looking basis is presented below under the heading "Reconciliation of Forecasted GAAP Revenue to Billings."
(2)A reconciliation of Adjusted Contribution to GAAP Gross Profit and a reconciliation of Adjusted EBITDA to GAAP Net Loss on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure.
Earnings Teleconference Information
Cardlytics will discuss its fourth quarter and full year 2025 financial results during a teleconference today, March 4, 2026, at 5:00 PM ET / 2:00 PM PT. Following the completion of the call, a recorded replay of the webcast will be available on Cardlytics’ website.
About Cardlytics
Cardlytics (NASDAQ: CDLX) is a commerce media platform, powered by our publishers’ first-party purchase data, that makes commerce smarter and more rewarding for everyone. We offer a range of solutions to help advertisers and publishers grow and strengthen customer loyalty. With visibility into approximately half of all card-based transactions in the U.S. and a quarter in the U.K., Cardlytics enables advertisers to engage consumers at scale and drive incremental sales through our industry-leading card-linked offer network. Publisher partners can enhance their platforms with relevant and personalized offers that improve the shopping experience for their customers. Learn more at www.cardlytics.com or follow us on LinkedIn.

Exhibit 99.1
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements related to our growth opportunity, our ability to deliver stronger execution and shareholder value, our intention to strengthen our competitive position, enhance our product and tech capabilities and expand our network of partners and advertisers and our financial guidance for the first quarter of 2026. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," or variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.
Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: risks related to unfavorable conditions in the global economy and the industries that we serve; our quarterly operating results have fluctuated and may continue to vary from period to period; our ability to sustain our revenue growth and billings; risks related to our substantial dependence on our Cardlytics platform; risks related to our substantial dependence on JPMorgan Chase Bank, National Association (“Chase”), Wells Fargo Bank, National Association (“Wells Fargo”), American Express Travel Related Services Company, Inc. (“American Express”) and a limited number of other financial institution (“FI”) partners; risks related to our ability to maintain relationships with Chase and Wells Fargo; the amount and timing of budgets by marketers, which are affected by budget cycles, economic conditions and other factors; our ability to generate sufficient revenue to offset contractual commitments to FI partners; our ability to attract new partners, including FI partners, and maintain relationships with bank processors and digital banking providers; our ability to maintain relationships with marketers; our ability to adapt to changing market conditions, including our ability to adapt to changes in consumer habits, negotiate fee arrangements with new and existing partners and retailers, and develop and launch new services and features; our ability to consummate the closing of the Bridg sale and receipts of the proceeds therefrom; and other risks detailed in the “Risk Factors” section of our Form 10-K filed with the Securities and Exchange Commission on March 4, 2026 and in subsequent periodic reports that we file with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Measures and Other Performance Metrics
To supplement the financial measures presented in our press release and related conference call or webcast in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present the following non-GAAP measures of financial performance in this press release: Billings, Adjusted Contribution, Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Net Income (Loss) per share and Free Cash Flow, as well as certain other performance metrics, such as monthly qualified users (“MQUs”) and adjusted contribution per user (“ACPU”).
A “non-GAAP financial measure” refers to a numerical measure of our historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements. We provide certain non-GAAP measures as additional information relating to our operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies.

Exhibit 99.1
We have presented Billings, Adjusted Contribution, Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per share as non-GAAP financial measures in this press release. Billings represents the gross amount billed to customers and marketers for services in order to generate revenue. Cardlytics platform Billings is recognized gross of both Consumer Incentives and Partner Share. Cardlytics platform GAAP Revenue is recognized net of Consumer Incentives and gross of Partner Share. Bridg platform Billings is the same as Bridg platform GAAP Revenue. Adjusted Contribution measures the degree by which revenue generated from our marketers exceeds the cost to obtain the purchase data and the digital advertising space from our partners. Adjusted Contribution demonstrates how incremental Revenue on our platforms generates incremental amounts to support our sales and marketing, research and development, general and administrative and other investments. Adjusted Contribution is calculated by taking our total Revenue less our Partner Share and other third-party costs. Adjusted Contribution does not take into account all costs associated with generating Revenue from advertising campaigns, including sales and marketing expenses, research and development expenses, general and administrative expenses and other expenses, which we do not take into consideration when making decisions on how to manage our advertising campaigns. Management views Adjusted Contribution as the most relevant metric to measure the financial performance as it reflects the dollars we keep after all of our partners are paid. Adjusted EBITDA represents our Net Loss before interest expense, net; depreciation and amortization; stock-based compensation expense; acquisition, integration and divestiture costs; change in contingent consideration; foreign currency loss/(gain); impairment of goodwill and intangible assets; gain on debt extinguishment; loss on divestiture; and, in applicable periods, certain other income and expense items, such as restructuring and reduction of force; income tax benefit; and deferred implementation costs. Adjusted Net Income (Loss) represents our Net Loss before stock-based compensation expense; foreign currency loss/(gain); acquisition, integration and divestiture costs (benefits); amortization of acquired intangibles; change in contingent consideration; impairment of goodwill and intangible assets; gain on debt extinguishment; and loss on divestiture, and in applicable periods, certain other income and expense items, such as restructuring and reduction of force and income tax benefit. We define Adjusted Net Income (Loss) per share as Adjusted Net Income (Loss) divided by our weighted-average common shares outstanding, diluted. We define Free Cash Flow as net cash provided by/(used in) operating activities, plus acquisition of property and equipment and capitalized software development costs. We believe Free Cash Flow is useful to measure the funds generated in a given period that are available for distribution or to sustain the business. We believe this supplemental information enhances stockholders' ability to evaluate our performance.
We believe the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing operating performance.
We define MQUs as targetable customers that have made a transaction using their account with an FI Partner or other partners in a given month, excluding pilot supply during the ramp up period, and whose transaction data was shared with Cardlytics. We then calculate a monthly average of these MQUs for the periods presented. We believe that the number of MQUs is an indicator of the Cardlytics platform's ability to drive engagement and is reflective of the consumer base and insights that we offer to marketers. We define ACPU as the Cardlytics platform Adjusted Contribution generated in the applicable period, divided by Cardlytics average MQUs in the applicable period. We believe that Adjusted Contribution is the most relevant metric as it reflects the value Cardlytics keeps after subtracting out rewards, Partner Share and other third-party costs. We believe that ACPU measures the Cardlytics platform's efficiency in converting marketer budgets into the value generated by customer engagement.

Exhibit 99.1
CARDLYTICS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value amounts)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$48,719	$65,594
Accounts receivable and contract assets, net	82,669	103,252
Other receivables	2,587	3,801
Prepaid expenses and other assets	3,304	5,336
Total current assets	137,279	177,983
Long-term assets:
Property and equipment, net	2,025	2,596
Right-of-use assets under operating leases, net	4,947	6,341
Intangible assets, net	5,553	11,371
Goodwill	110,305	159,429
Capitalized software development costs, net	24,214	33,341
Other long-term assets, net	1,318	1,650
Total assets	$285,641	$392,711
Liabilities and stockholders' (deficit) equity
Current liabilities:
Accounts payable	$3,360	$3,689
Accrued liabilities:
Accrued compensation	6,105	5,494
Accrued expenses	7,725	7,175
Partner Share liability	24,860	32,479
Consumer Incentive liability	32,144	45,513
Deferred revenue	2,589	2,154
Short-term debt	—	45,863
Current operating lease liabilities	1,607	2,025
Current contingent consideration	—	4,563
Total current liabilities	78,390	148,955
Long-term liabilities:
Convertible senior notes, net	168,850	167,729
Line of credit	40,070	—
Long-term deferred revenue	52	—
Long-term operating lease liabilities	4,787	6,034
Total liabilities	292,149	322,718
Stockholders’ (deficit) equity:
Common stock, $0.0001 par value—100,000 shares authorized and 54,514 and 51,257 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	10	10
Additional paid-in capital	1,399,542	1,366,958
Accumulated other comprehensive income	(1,996)	3,601
Accumulated deficit	(1,404,064)	(1,300,576)
Total stockholders’ (deficit) equity	(6,508)	69,993
Total liabilities and stockholders’ (deficit) equity	$285,641	$392,711
CARDLYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$56,095	$73,997	$233,273	$278,298
Costs and expenses:
Partner Share and other third-party costs	24,395	33,285	102,949	127,761
Delivery costs	5,810	7,979	25,711	29,643
Sales and marketing expense	7,524	11,343	39,478	52,649
Research and development expense	7,965	9,895	39,765	49,607
General and administrative expense	9,730	13,770	47,267	56,482
Acquisition, integration and divestiture costs	561	—	561	161
Change in contingent consideration	—	100	102	210
Impairment of goodwill and intangible assets	—	—	58,843	131,595
Gain on divestiture	—	—	(4,831)	—
Depreciation and amortization expense	6,205	5,940	25,244	25,689
Total costs and expenses	62,190	82,312	335,089	473,797
Operating loss	(6,095)	(8,315)	(101,816)	(195,499)
Other income (expense):
Interest expense, net	(2,139)	(1,694)	(7,919)	(5,553)
Foreign currency (loss) gain	(16)	(5,581)	6,247	(1,269)
Gain on debt extinguishment	—	—	—	13,017
Total other (expense) income	(2,155)	(7,275)	(1,672)	6,195
Loss before income taxes	(8,250)	(15,590)	(103,488)	(189,304)
Net Loss	(8,250)	(15,590)	(103,488)	(189,304)
Net Loss per share, basic and diluted	$(0.15)	$(0.31)	$(1.95)	$(3.91)
Weighted-average common shares outstanding, basic and diluted	54,318	51,005	53,114	48,361

CARDLYTICS, INC.
STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Delivery costs	$232	$641	$1,673	$2,680
Sales and marketing expense	901	1,877	4,611	10,017
Research and development expense	1,917	2,926	10,431	14,957
General and administrative expense	2,462	3,229	11,414	12,713
Total stock-based compensation expense	$5,512	$8,673	$28,129	$40,367

CARDLYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended December 31,
	2025	2024
Operating activities
Net Loss	$(103,488)	$(189,304)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Credit loss expense	2,134	6,106
Depreciation and amortization	25,244	25,689
Amortization of financing costs charged to interest expense	1,522	1,633
Amortization of right-of-use asset	2,165	2,187
Impairment of goodwill and intangible assets	58,843	131,595
Gain on debt extinguishment	—	(13,017)
Gain on divestiture	(4,831)	—
Stock-based compensation expense	28,129	40,367
Change in contingent consideration	102	210
Other non-cash expense (income), net	(6,243)	1,481
Change in operating assets and liabilities:
Accounts receivable and contracts assets, net	20,643	12,497
Prepaid expenses and other assets	1,803	1,360
Accounts payable	179	499
Other accrued expenses	(724)	(6,644)
Partner Share liability	(8,208)	(16,350)
Customer Incentive liability	(7,980)	(7,133)
Net cash provided by (used in) operating activities	9,290	(8,824)
Investing activities
Acquisition of property and equipment	(480)	(1,562)
Capitalized software development costs	(15,302)	(17,736)
Proceeds from divestitures, net of cash divested	480	552
Net cash used in investing activities	(15,302)	(18,746)
Financing activities
Proceeds from issuance of debt	56,000	172,500
Principal payments of debt	(62,000)	(199,303)
Proceeds from termination of capped calls related to convertible notes	—	115
Proceeds from issuance of common stock	—	48,645
Settlement of contingent consideration	(5,000)	(14,167)
Deferred equity issuance costs	—	(309)
Debt issuance costs	(122)	(6,037)
Net cash (used in) provided by financing activities	(11,122)	1,444
Effect of exchange rates on cash, cash equivalents and restricted cash	259	(110)
Net decrease in cash, cash equivalents and restricted cash	(16,875)	(26,236)
Cash, cash equivalents, and restricted cash — Beginning of period	65,594	91,830
Cash, cash equivalents, and restricted cash — End of period	$48,719	$65,594

CARDLYTICS, INC.
RECONCILIATION OF GAAP REVENUE TO BILLINGS
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$56,095	$73,996	$233,273	$278,298
Plus:
Consumer Incentives	38,041	42,283	151,685	165,542
Billings	$94,136	$116,279	$384,958	$443,840

CARDLYTICS, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED CONTRIBUTION
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$56,095	$73,996	$233,273	$278,298
Minus:
Partner Share and other third-party costs	24,395	33,285	102,949	127,761
Delivery costs(1)	5,810	7,979	25,711	29,643
Gross Profit	25,890	32,732	104,613	120,894
Plus:
Delivery costs(1)	5,810	7,979	25,711	29,643
Adjusted Contribution	$31,700	$40,711	$130,324	$150,537
(1)Stock-based compensation expense recognized in delivery costs totaled $0.2 million and $0.6 million during the three months ended December 31, 2025 and 2024, respectively. Stock-based compensation expense recognized in consolidated delivery costs totaled $1.7 million and $2.7 million during the year ended December 31, 2025 and 2024, respectively.

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net Loss	$(8,250)	$(15,590)	$(103,488)	$(189,304)
Plus:
Interest expense, net	2,139	1,694	7,919	5,553
Depreciation and amortization	6,205	5,940	25,244	25,689
Stock-based compensation expense	5,512	8,673	28,129	40,367
Acquisition, integration and divestiture costs	561	—	561	161
Change in contingent consideration	—	100	102	210
Foreign currency loss (gain)	16	5,581	(6,247)	1,269
Impairment of goodwill and intangible assets	—	—	58,843	131,595
Gain on debt extinguishment	—	—	—	(13,017)
Gain on divestiture	—	—	(4,831)	—
Restructuring and reduction of force	2,351	—	3,825	—
Adjusted EBITDA	$8,534	$6,398	$10,057	$2,523

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER SHARE
(Amounts in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net Loss	$(8,250)	$(15,590)	$(103,488)	$(189,304)
Plus:
Stock-based compensation expense	5,512	8,673	28,129	40,367
Foreign currency loss (gain)	16	5,581	(6,247)	1,269
Acquisition, integration and divestiture costs (benefits)	561	—	561	161
Amortization of acquired intangibles	1,455	1,455	5,818	9,810
Change in contingent consideration	—	100	102	210
Impairment of goodwill and intangible assets	—	—	58,843	131,595
Gain on debt extinguishment	—	—	—	(13,017)
Gain on divestiture	—	—	(4,831)	—
Restructuring and reduction of force	2,351	—	3,825	—
Adjusted Net Income (Loss)	$1,645	$219	$(17,288)	$(18,909)
Weighted-average number of shares of common stock used in computing Adjusted Net Income (Loss) per share:
GAAP weighted-average common shares outstanding, diluted	54,318	51,005	53,114	48,361
Adjusted Net Income (Loss) per share, diluted	$0.03	$0.00	$(0.33)	$(0.39)

CARDLYTICS, INC.
RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$13,010	$2,979	$9,290	$(8,824)
Plus:
Acquisition of property and equipment	(25)	(123)	(480)	(1,562)
Capitalized software development costs	(2,532)	(4,313)	(15,302)	(17,736)
Free Cash Flow	$10,453	$(1,457)	$(6,492)	$(28,122)

CARDLYTICS, INC.
RECONCILIATION OF FORECASTED GAAP REVENUE TO BILLINGS
(Amounts in millions)

Q1 2026 Guidance
Revenue	$35.0 - $40.0
Plus:
Consumer Incentives	$17.5 - $28.5
Billings	$57.5 - $63.5

Contacts:

Public Relations:
pr@cardlytics.com

Investor Relations:
ir@cardlytics.com